UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIR LINES, INC.

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-11355	36-2675206
Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL	60601
77 W. Wacker Drive, Chicago, IL	60601
1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(312) 997-8000

(312) 997-8000

(713) 324-2950

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 23, 2012, United Continental Holdings, Inc. (the “Company”), the holding company whose primary subsidiaries are United Air Lines, Inc. (“United”) and Continental Airlines, Inc. (“Continental”), recorded special charges of $206 million during the second quarter of 2012. The Company’s special charges include integration-related costs, voluntary severance and benefits, and gains on the sale of assets and other special charges, net, as follows (in millions):

Three Months Ended June 30, 2012
Integration-related costs	$137
Voluntary severance and benefits	76
Gains on the sale of assets and other special charges, net	(7)

Total special charges	$206

The Company’s integration-related costs include compensation costs related to its systems integration and training, costs to repaint aircraft and other branding activities, relocation costs for its employees, and severance primarily associated with administrative headcount reductions. In addition, on June 30, 2012, the Company became obligated under an indenture to issue to the Pension Benefit Guaranty Corporation, no later than February 14, 2013, $62.5 million aggregate principal amount of the Company’s 8% Contingent Senior Unsecured Notes (the “8% Notes”). As a result, the Company recorded a liability of approximately $48 million for the fair value of such obligation, and classified the liability as an integration-related cost as the financial results of the Company, excluding Continental’s financial results, would not have resulted in a financial triggering event under the indenture governing the 8% Notes.

With respect to the Company’s voluntary severance and benefits, the Company recorded $76 million associated with a voluntary severance program. Approximately 1,300 of the Company’s flight attendants volunteered to retire early in exchange for a cash severance payment that was based on the number of years of service each employee had accumulated. With respect to special charges related to gains on the sale of assets and other special charges, net, the Company sold three aircraft during the second quarter of 2012, realizing a net gain of $7 million.

The information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K dated July 10, 2012 and accompanying press release reporting the June 2012 combined operational results of United and Continental, the Company recorded an out-of-period adjustment in June 2012 related to a business interruption claim from the Japanese earthquake and tsunami in March 2011, which increased year-over-year consolidated passenger revenue per available seat mile (“PRASM”) in June 2012 by approximately one percentage point, with an offsetting accounting adjustment related to a reconciliation of its air traffic liability (“ATL”) for the second quarter of 2012. The Company reviewed and revised the accounting adjustment related to its ATL for the second quarter of 2012 increasing the adjustment to reflect the finalization of the amount. The Company recorded the entire adjustment in June 2012, although most of the adjustment was related to April and May 2012. The updated impact of the ATL adjustment reduced the Company’s June 2012 consolidated PRASM from its original estimate of an increase of 5.0 to 6.0 percent to an increase of 3.5 percent compared to June 2011. For the second quarter of 2012, the Company’s consolidated PRASM increased 3.0 percent compared to the second quarter of 2011.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking and thus reflect the Company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the Company’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. The Company’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: its ability to comply with the terms of its various financing arrangements; the costs and availability of financing; its ability to maintain adequate liquidity; its ability to execute its operational plans; its ability to control its costs, including realizing benefits from its resource optimization efforts, cost reduction initiatives and fleet replacement programs; its ability to utilize its net operating losses; its ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); its ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; its capacity decisions and the capacity decisions of its competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; its ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with its union groups; any disruptions to operations due to any potential actions by its labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of the Company’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission. Consequently, forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC. UNITED AIR LINES, INC. CONTINENTAL AIRLINES, INC.

By:	/s/ Chris Kenny
Name:	Chris Kenny
Title:	Vice President and Controller

Date: July 23, 2012